POWER OF ATTORNEY

The undersigned, Miguel Venta, Jorge Vallejo, Carlos Pérez, Directors of Popular Total Return Fund, Inc. (the “Fund”), hereby authorize Angel Rivera Garcia and Antonio J. Santos, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal ﬁnancial or estate planning), the Registration Statements on Form N-1A, ﬁled for the Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Fund or any current or future series thereof, and to ﬁle the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of July, 2026.

Signature	Title

/s/ Carlos Perez	Director
Carlos Perez

/s/ Jorge Vallejo	Director
Jorge Vallejo

/s/ Miguel Venta	Director
Miguel Venta